UNITED
STATES
SECURITIES AND
EXCHANGE
COMMISSION
WASHINGTON,
DC 20549
FORM
8-K
CURRENT
REPORT
Pursuant
to Section 13
or 15(d)
of the Securities
Exchange
Act
Date of Report
(Date of Earliest
Event
Reported):
June 29, 2026
Cal-Maine Foods, Inc.
(Exact name
of registrant
as specified
in its charter)
Delaware
001-38695
64-0500378
(State or
other jurisdiction
of
incorporation)
(Commission
File Number)
(IRS Employer
Identification
No.)
1052 Highland Colony Pkwy
,
Suite 200
,
Ridgeland
,
MS
39157
(Address of
principal
executive
offices (zip code))
601
-
948-6813
(Registrant’s telephone number, including area code)
Check
the appropriate
box below
if the Form 8-K filing
is intended
to simultaneously
satisfy the
filing
obligation
of the
registrant
under any
of the following
provisions
(see General Instruction
A.2 below):
☐
Written
communications
pursuant
to Rule 425 under the
Securities
Act (17 CFR 230.425)
☐
Soliciting
material pursuant
to Rule
14a-12
under the
Exchange
Act (17 CFR 240.14a
-12)
☐
Pre-commencement
communications
pursuant
to Rule
14d-2(b)
under the
Exchange
Act (17 CFR 240.14d
-2(b))
☐
Pre-commencement
communications
pursuant
to Rule
13e-4(c) under
the Exchange
Act (17 CFR 240.13e
-4(c))
Securities registered
pursuant
to Section
12(b)
of the Act:
Title of each class
Trading
Symbol(s)
Name of each exchange on which
registered
Common Stock, $0.01 par value per share
CALM
The
NASDAQ
Global
Select Market
Indicate
by check
mark whether the
registrant
is an emerging
growth company
as defined
in Rule
405 of the
Securities
Act of
1933
(§230.405
of this chapter)
or Rule 12b
-2 of the Securities
Exchange
Act of 1934
(§240.12b
-2 of this chapter).
Emerging
growth company
☐
If an emerging
growth company,
indicate
by check
mark if the registrant
has elected
not to
use the extended
transition
period
for complying
with any
new or revised financial
accounting
standards
provided
pursuant
to Section
13(a) of the Exchange
Act.
☐

Item 8.01
Other Events
On
June
29,
2026,
Cal-Maine
Foods,
Inc.
(the
“Company”)
issued
a
press
release
announcing
that the
Company
reached
an
agreement
with the U.S. Department
of Justice (“DOJ”)
and seventeen
states’
attorneys general
to resolve alleged antitrust
claims
against the
Company, subject
to applicable
court approvals and procedures.
The agreement follows
a fifteen-month investigation
by the
DOJ that
centered
broadly on
whether
there was a
violation
of antitrust
laws through
alleged anticompetitive
conduct
by
and
among
egg producers.
The
agreement
does not
admit
wrongdoing
or violations
of law by
the
Company
and the
Company
was
not assessed
any
fines
or penalties.
Under the
terms
of the
agreement,
the Company
agreed
to implement
certain
antitrust
compliance
and reporting measures,
donate
30 million
eggs, and pay
a total of $1.5
million to such
states to resolve
the matter. A
copy
of the Company’s
press release is attached
hereto as Exhibit
99.1.
Item 9.01.
Financial
Statements
and Exhibits
(d)
Exhibits
Exhibit
Number Description
99.1
Press Release issued by the Company on June 29, 2026
104
Cover Page
Interactive
Data File,
(embedded
within
the Inline
XBRL document)
SIGNATURES
Pursuant to
the requirements
for the Securities
Exchange
Act of 1934,
the registrant
has duly
caused
this report
to be signed
on
its behalf by the undersigned hereunto
duly authorized.
CAL-MAINE
FOODS,
INC.
Date:
June 29,
2026
By:
/s/ Max
P. Bowman
Max P. Bowman
Director, Vice
President, and
Chief Financial
Officer